                   INTERNATIONAL PAPER COMPANY  (Exhibit 11)
                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                                  (Unaudited)
                    (In millions, except per-share amounts)

                                                                       Three Months Ended          Nine Months Ended
                                                                         September 30,               September 30,
                                                                 --------------------------   ------------------------
                                                                    1996          1995            1996         1995
                                                                 ------------  -------------   ------------  -----------
Net earnings                                                     $        111  $         328   $        308  $       890
Debenture interest savings, net of taxes, assuming
     conversion of convertible subordinated debentures                                     1                           4
                                                                 ------------  -------------   ------------  -----------
Primary net earnings                                                      111            329            308          894
Reduction in minority interest expense, net of taxes, assuming
     conversion of preferred securities of subsidiary                       *              3              *            3
                                                                 ------------  -------------   ------------  -----------
Fully diluted net earnings                                       $        111  $         332   $        308  $       897
                                                                 ============  =============   ============  ===========
Earnings per common share                                        $       0.37  $        1.27   $       1.06  $      3.49
                                                                 ============  =============   ============  ===========
Primary earnings per share                                       $       0.37  $        1.26   $       1.06  $      3.44
                                                                 ============  =============   ============  ===========
Fully diluted earnings per share                                 $       0.37  $        1.24   $       1.06  $      3.41
                                                                 ============  =============   ============  ===========

PRIMARY SHARES
Average shares outstanding                                              300.0          258.7          289.4        255.1
Shares assumed to be repurchased using long-term
      incentive plan deferred compensation at average
      market price                                                       (0.6)          (0.5)          (0.6)        (0.6)
Shares assumed to be issued upon exercise of
      stock options, net of treasury buyback at average
      market price                                                        1.5            1.5            1.6          1.2
Shares assumed to be issued upon conversion of
      convertible subordinated debentures                                                1.7                         4.3
                                                                 ------------  -------------   ------------  ------------
Primary shares                                                          300.9          261.4          290.4        260.0
                                                                 ============  =============   ============  ===========
FULLY DILUTED SHARES
Average shares outstanding                                              300.0          258.7          289.4        255.1
Shares assumed to be repurchased using long-term
      incentive plan deferred compensation at period-end
      market price (if higher than average market price)                 (0.6)          (0.5)          (0.6)        (0.5)
Shares assumed to be issued upon exercise of
      stock options, net of treasury buyback at period-end
      market price (if higher than average market price)                  1.9            1.5            2.1          1.6
Shares assumed to be issued upon conversion of

      convertible subordinated debentures                                   *            1.7              *          4.3
Shares assumed to be issued upon conversion of
      preferred securities of subsidiary                                                 7.1                         2.6
                                                                 ------------  -------------   ------------  ------------
Fully diluted shares                                                    301.3          268.5          290.9        263.1
                                                                 ============  =============   ============  ===========

   Note: The Company reports earnings per common share as the effect of dilutive securities is less than 3%.
       *  Preferred securities of subsidiary were anti-dilutive.

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